UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2011

PROVIDENCE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-30377 (Commission File Number)	06-1538201 (IRS Employer Identification No.)

700 Lavaca Street, Suite 1400, Austin, Texas 78701

 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (512) 334-6000

500 N. Capital of Texas Highway, Building 3, Suite 100, Austin, Texas  78746

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)        Effective April 14, 2011, the board of directors of Providence Resources, Inc. (the “Corporation”) accepted the resignation of Gilbert Burciaga as chief executive officer, chief financial officer, principal accounting officer and director.

(c)        Effective April 14, 2011, the board of directors of the Corporation appointed Christian Russenberger as chief executive officer, chief financial officer and principal accounting officer.

Mr. Russenberger was appointed to the Corporation’s board of directors on March 31, 2008. He is the sole owner and director of CR Innovations Holding AG, CR Innovations AG (financial consulting), Global Project Finance AG (long-term investments), and Profumeria.ch AG.  Since 2004 Mr. Russenberger has been involved in the management and direction of each of these companies. Prior to his current experience he worked with Finter Bank in Zurich, Switzerland (1993 to 2004) as a relationship manager and analyst. Before joining Finter Bank, he worked in Zurich as an analyst with Anlage-und Kreditbank AKB (1991 to 1993) and Bank Leu AG (1990 to 1991).

Mr. Russenberger has not entered into any agreements, arrangements or understandings with the Corporation or any other persons in connection with his appointments.

Mr. Russenberger is not related to any members of the Corporation’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Providence Resources, Inc.                                                                 Date

By: /s/ Christian Russenberger                                                             April 14, 2011

Name: Christian Russenberger

Title: Chief Executive Officer, Chief Financial Officer,

Principal Accounting Officer and Director